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                                                                     EXHIBIT 2.2


                        FIRST AMENDMENTFIRST AMENDMENT

                                      TO

                    CAR WASH ASSET PURCHASE/SALE AGREEMENT

This FIRST AMENDMENT hereby amends that certain CAR WASH ASSET PURCHASE/SALE AGREEMENT ("Agreement") effective April 20, 1999 by and between WHITE GLOVE CHICAGO PARTNERSHIP, an Illinois General Partnership ("Seller") and MACE CAR WASH, INC. a Delaware Corporation ("Buyer").

IN CONSIDERATION of the mutual promises of the parties, Buyer and Seller agree as follows:

1.   BPI Item 7, that portion which reads:

     "Cash   Four Hundred and Seventy-Five Thousand Dollars  $475,000.00"
            -------------------------------------------------------------

     Is hereby amended to read:

     "Cash    Four Hundred and Seventy-Five Thousand Dollars ($475,000.00),
             --------------------------------------------------------------
     payable $130,000.00  at Close of Escrow; the remainder of the cash portion
     --------------------------------------------------------------------------
     of the Purchase Price  to be represented by an unsecured Promissory Note
     ------------------------------------------------------------------------
     ("Note") in the amount of $345,000.00, in the form attached hereto.  The
     ------------------------------------------------------------------------
     Note shall be at the rate of eight percent (8%)interest per annum, due and
     --------------------------------------------------------------------------
     payable in full on January 1, 2000."
     -----------------------------------

2. Percentage rent for the premises on which the car wash operation is located shall be prorated between Buyer and Seller, through Escrow, as of September 30, 1999. Seller shall be solely responsible for all percentage rent for the period ending at close of business on September 30, 1999. Buyer shall be responsible for percentage rent for the period commencing October 1, 1999.

3.   BPI Item 24, is hereby amended by the addition of the following:

               "Regardless of the actual date on which the Escrow Closing occurs, for accounting and operational purposes, the effective date and time of transfer is agreed to be Midnight September 30, 1999. Commencing with October 1, 1999, the car wash shall be operated by Buyer in and for its own behalf."

4. Except as set forth herein, all other terms of the Agreement remain unchanged.

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SELLER:
WHITE GLOVE CHICAGO PARTNERSHIP
an Illinois general partnership



By: /s/  Matthew Baker
    ----------------------------------------
       Matthew Baker, Managing General Partner


SOLE SHAREHOLDER OF WHITE GLOVE, INC.,
A General Partner



By: /s/  Robert T. Cohen, as attorney in fact for Anthony D. Baker
    --------------------------------------------------------------
pursuant to a power of attorney executed September 1999
-------------------------------------------------------
       Anthony D. Baker



THE BAKERS



By: /s/  Matthew Baker
    -----------------------------------
       Matthew Baker



By: /s/  Robert T. Cohen, as attorney in fact for Anthony D. Baker
    --------------------------------------------------------------
pursuant to a power of attorney executed September 1999
-------------------------------------------------------
       Anthony D. Baker



By: /s/  Andrew Baker
    ------------------------------------
       Andrew Baker

                                                                     Page 2 of 3
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GUARANTORS:


By: /s/  Robert T. Cohen, as attorney in fact for Anthony D. Baker
    --------------------------------------------------------------
pursuant to a power of attorney executed September 1999
-------------------------------------------------------
       Anthony D. Baker



BUYER:
MACE CAR WASH, INC.
a Delaware corporation



By: /s/ Robert M. Kramer
     ----------------------------
Name: Robert M. Kramer
      ---------------------------
Its:  Executive Vice President
      ---------------------------

                                                                     Page 3 of 3